As filed with the Securities and Exchange Commission on May 21, 2013

Registration No. 333-184193

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No.1 to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DEUTSCHE BANK AKTIENGESELLSCHAFT

(Exact name of Registrant as specified in its charter)

DEUTSCHE BANK CORPORATION

(Translation of Registrant’s name into English)

Federal Republic of Germany	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Taunusanlage 12

60325 Frankfurt am Main

Germany

+49-69-910-00

(Address and telephone number of Registrant’s principal executive offices)

Deutsche Bank Americas

c/o Office of the Secretary

60 Wall Street

New York, New York 10005

Attention: Peter Sturzinger

212-250-5591

(Name, address and telephone number of agent for service)

Copies to:

Deutsche Bank Aktiengesellschaft

Taunusanlage 12

60325 Frankfurt am Main

Germany

Attn: Legal Dept.

Ward A. Greenberg	John W. Banes
Cleary Gottlieb Steen & Hamilton LLP	Davis Polk & Wardwell London LLP
Main Tower	99 Gresham Street
Neue Mainzer Strasse 52	London EC2V 7NG
60311 Frankfurt am Main	United Kingdom
Germany	+44 20 7418 1300
+49 69 97103-0

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), please check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a Registration Statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Aggregate Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(1)
Ordinary Shares with no par value of Deutsche Bank Aktiengesellschaft	–	–	–	–
Tradable Subscription Rights to subscribe for Ordinary Shares of Deutsche Bank Aktiengesellschaft	–	–	–	–
Senior Debt Securities of Deutsche Bank Aktiengesellschaft Subordinated Debt Securities of Deutsche Bank Aktiengesellschaft	–	–	–	–
Warrants of Deutsche Bank Aktiengesellschaft Debt Warrants Equity Warrants Other Warrants(2)	–	–	–	–
Purchase Contracts of Deutsche Bank Aktiengesellschaft(3)	–	–	–	–
Units of Deutsche Bank Aktiengesellschaft(4)	–	–	–	–

(1)

This Registration Statement also relates to offers and sales of securities in connection with market-making transactions by and through certain affiliates of the Registrant, which may include Deutsche Bank Securities Inc. An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices in U.S. dollars or equivalent thereof in foreign denominated coin or currency or currency units. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion, or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee.

(2)

Warrants may be issued together with any of the debt securities, ordinary shares, tradable subscription rights to subscribe for ordinary shares or purchase contracts registered hereby or any combination of such securities. Warrants may be offered to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of the Registrant, securities of any entity affiliated or unaffiliated with the Registrant, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

(3)

Purchase contracts may be issued together with any of the debt securities or warrants registered hereby or any combination of such securities. Purchase contracts may be offered to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of the Registrant, securities of any entity affiliated or unaffiliated with the Registrant, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

(4)	Units may consist of any combination of the securities being registered hereby and debt obligations or other securities of the Registrant or an entity affiliated or not affiliated with the Registrant.

EXPLANATORY NOTE

The purpose of this post-effective amendment is to file as an exhibit to the Registration Statement No. 333-18493, filed with the Securities and Exchange Commission on September 28, 2012 (the “Registration Statement”), a subordinated indenture entered into after the date on which the Registration Statement was filed. The prospectus filed in Part I of the Registration Statement is not being amended hereby and has, therefore, been omitted from this post-effective amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Deutsche Bank Aktiengesellschaft

Under German law, a corporation may indemnify its officers, and, under certain circumstances, German labor law requires a stock corporation to do so. However, a corporation may not, as a general matter, indemnify members of the Management Board or the Supervisory Board. A German stock corporation may, however, purchase directors’ and officers’ liability insurance. The insurance may be subject to any mandatory restrictions imposed by German law, including a deductible. In addition, German law permits a corporation to indemnify a member of the Management Board or the Supervisory Board for attorneys’ fees incurred if such member is the successful party in a suit in a country, like the United States, where winning parties are required to bear their own costs, if German law would have required the losing party to pay the member’s attorneys’ fees had the suit been brought in Germany and for attorneys’ fees incurred in connection with other proceedings.

Members of the Registrant’s Supervisory Board and Management Board and officers of the Registrant are covered by customary liability insurance, including insurance against liabilities under the Securities Act.

Exhibits

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the post-effective amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(9) In the event that tradable subscription rights to subscribe for ordinary shares are offered to existing shareholders and any rights not taken by shareholders are reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed subscription rights to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of this 21st day of May 2013.

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ JOSEPH RICE
	Name:	Joseph Rice
	Title:	Managing Director

By:	/s/ JOSEPH C. KOPEC
	Name:	Joseph C. Kopec
	Title:	Managing Director & Associate General Counsel

S-1

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of this 21st day of May 2013.

Signature	Title

* Jürgen Fitschen	Co-Chairman of the Management Board and Co-Chief Executive Officer

* Anshuman Jain	Co-Chairman of the Management Board and Co-Chief Executive Officer

* Stefan Krause	Member of the Management Board and Chief Financial Officer

* Dr. Stephan Leithner	Member of the Management Board

* Stuart Lewis	Member of the Management Board

* Rainer Neske	Member of the Management Board

* Henry Ritchotte	Member of the Management Board

* Karin Dohm	Managing Director (Principal Accounting Officer)

* Peter Sturzinger	Authorized Representative in the United States

* By: /s/ Joseph Rice Name: Joseph Rice	Attorney-in-fact

* By: /s/ Joseph C. Kopec Name: Joseph C. Kopec	Attorney-in-fact

S-2

EXHIBIT INDEX

Exhibit Number	Description

4.2	Subordinated Indenture, dated as of May 21, 2013, among Deutsche Bank AG, as Issuer, Wilmington Trust, National Association, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Transfer Agent and Registrar and Authenticating Agent.

E-1